                                  EXHIBIT 2.2

                       CERTIFICATE OF AMENDMENT OF ARTICLES
                      OF INCORPORATION OF CULVER CITY STUDIO
                       RECORDS, INC. DATED DECEMBER 8, 1997



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       FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA                            11/05/1997                   275.00
                                           REC'D BY KR
                           CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION
                      OF CULVER CITY STUDIO RECORDS, INC.

We the undersigned, Noal Allred, President and Penny Allred, Secretary of Culver City Studio Records, Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 25th day of August, 1997 adopted a resolution to amend the original articles as follows:

ARTICLE I WHICH PRESENTLY READS AS FOLLOWS:

                                 ARTICLE FIRST
                                      NAME

          The name of the corporation is: Culver City Studio Records, Inc.

IS HEREBY AMENDED TO READ AS FOLLOWS:

          The name of the corporation is: Birds Eye, Inc.

ARTICLE IV WHICH PRESENTLY READS AS FOLLOWS:

                                  ARTICLE FOURTH
                                    DIRECTORS

          The number of directors of the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.

IS HEREBY AMENDED TO READ AS FOLLOWS:

                                  ARTICLE FOURTH
                                    DIRECTORS

          The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Directors may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

          The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

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State of Utah
County of Salt Lake

On ________________, personally appeared before me, a Notary Public, Noal Allred and Penny Allred who acknowledged that they executed the above instrument.


                                                            Denise M. Williams
                                                            ------------------
                                                            Notary Public


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